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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-80477 and 333-91423) of Albany Molecular Research, Inc. of our report dated February 9, 2004, except for Note 22, as to which the date is November 4, 2004, relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Albany, New York
November 4, 2004

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm